NMC.516/96


                     PRODUCTION AND DISTRIBUTION AGREEMENT


     THIS PRODUCTION AND DISTRIBUTION AGREEMENT ("Agreement") is dated May 6, 1996 and is between EARTHLINK NETWORK, INC., a California corporation ("EarthLink"), and NATIONAL MEDIA CORPORATION, a Delaware corporation ("National").

     The parties wish to set forth in this Agreement the terms upon which EarthLink will grant to National certain rights to market and distribute EarthLink's proprietary EarthLink Network-Registered Trademark-TotalAccess-Trademark- Internet Access software for the Macintosh, Windows 95 and Windows 3.1 platforms (such software, as it presently exists and as it may hereafter be modified, collectively referred to as the "Software") and EarthLink's Internet Access Service (the "ELN Service"), all as more specifically set forth herein.

     In consideration of the mutual promises and undertakings set forth herein, and intending to be legally bound hereby, the parties agree as follows:

     1.  LICENSE RIGHTS.

              1.1 GRANT OF RIGHTS. Subject to all of the terms and conditions of this Agreement, EarthLink hereby grants to National the following rights (collectively, the "License Rights"), which National may exercise itself or through any one or more of its existing and future subsidiaries under its control:

                   (a) EXCLUSIVE MARKETING RIGHTS. The exclusive right to advertise, promote, market, sell and otherwise distribute the Software and the ELN Service throughout the United States, Canada and such other countries as the parties may from time to time agree (collectively, the "Territory") via airings, on broadcast, cable, satellite and all other forms of television transmission now existing or hereafter developed, of short-form (i.e. two minutes running time or less) direct response television programming; and

                   (b) USE OF INTELLECTUAL PROPERTY AND PROMOTIONAL MATERIALS. In connection with the exercise of its rights hereunder, and subject to the prior approval of EarthLink (which will not be unreasonably withheld or delayed), the nonexclusive right to: (a) use any and all trademarks, trade names, copyrights, trade secrets and other intellectual property rights which EarthLink may own or control with respect to the Software and the ELN Service (including, without limitation those specifically identified on Schedule I attached hereto), and (b) reproduce, copy and otherwise use any and all artwork, graphics and other promotional materials which EarthLink owns or controls with respect to the Software and the ELN Service ("EarthLink's Promotional Materials"), copies of all of which EarthLink shall provide to National as soon as practicable after the execution of this Agreement.

              1.2  EXCEPTIONS TO EXCLUSIVITY.

                   (a) AMERICAN INTERACTIVE MEDIA. The parties acknowledge that, pursuant to preexisting contractual arrangements between EarthLink and American Interactive Media ("AIM"), EarthLink granted nonexclusive rights to AIM to market the Software and the ELN Service in the United States and Canada via short-form direct response television programming. EarthLink believes that AIM has


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concluded and discontinued all such marketing efforts.  Nonetheless, the License
Rights shall in all events be subject to the valid exercise of such rights by AIM so long as AIM shall retain such rights.

                   (b) GUTHY RENKER CORPORATION. The parties acknowledge that EarthLink has previously granted certain nonexclusive rights to Guthy Renker Corporation ("GRC") to market the Software and the ELN Service when bundled with other products and services marketed by GRC, such rights to be formally acknowledged in writing pursuant to a Distribution Agreement dated on or about April 18, 1996 (the "GRC Distribution Agreement"). Accordingly, the License Rights shall in all events be subject to the valid exercise of the rights granted to GRC under the GRC Distribution Agreement for so long as GRC shall retain such rights.

              1.3 LOSS OF EXCLUSIVITY. In the event that National fails, for a period of four consecutive weeks, to air the EarthLink Spots as contemplated by Sections 2.2(a) and (b) of this Agreement in any country within the Territory, then National's -rights -pursuant to Section 1.l of this Agreement shall cease being exclusive in such country, and EarthLink, by itself or through any licensee, may exercise such rights in such country concurrently with National's exercise of such rights.

     2.  PRODUCTION AND AIRING OF EARTHLINK SPOTS.

              2.1 PRODUCTION OF EARTHLINK SPOTS. National, through its employees, agents and/or independent contractors, shall write, produce and edit two television direct response advertisements (collectively, the "EarthLink Spots"), one of approximately 15 seconds in length (the "Short Spot") and one of approximately 60 seconds in length (the "Long Spot"). National shall bear all costs incurred from and after the date of this Agreement in connection with the production, editing and airing of the EarthLink Spots. National shall consult with EarthLink with respect to the production of the EarthLink Spots, each of which shall be subject to EarthLink's approval, which shall neither be unreasonably withheld nor delayed. To that end, National shall provide EarthLink with a review copy of each preliminary version of each of the EarthLink Spots as promptly as practicable.

              2.2  AIRING OF EARTHLINK SPOTS.

                   (a) SHORT SPOT. During the six-month period immediately following EarthLink's approval of the Short Spot, National shall take such steps as are necessary to add such Spot to the beginning or end of each 30-minute infomercial which National airs on television in the Territory. Following the conclusion of such six-month period, National shall air the Short Spot in conjunction with each 30-minute infomercial which National airs in the Territory for the balance of the term of this Agreement.

                   (b) LONG SPOT. As soon as practicable (but in any event not longer than 90 days) following EarthLink's approval of the Long Spot, National shall cause such Spot to be aired within the Territory not less than 50 times per week for the balance of the term of this Agreement.

                   (c) NATIONAL'S EXCLUSIVE (CONTROL). Except to the extent expressly set forth in Sections 2.2 hereof, National shall have exclusive control over and shall be responsible for the broadcast, performance and transmission of the EarthLink Spots within the Territory via broadcast, cable and satellite television, at such times, with such frequency, in such markets and on such networks and stations as National, in its sole judgment, shall determine. National shall have no liability whatsoever to EarthLink arising from or in connection with any action or determination made by National in the good faith exercise

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of its business judgment regarding the foregoing matters.  Notwithstanding anything to the contrary contained in this Section 2.2(d), National shall, as promptly as practicable upon the request of EarthLink, discontinue airing the EarthLink Spots in conjunction with any 30-minute infomercial which EarthLink, in its reasonable business judgment, concludes reflects unfavorably on EarthLink or its products and services.

              2.3 SUBSTANTIATION AND DOCUMENTATION OF PRODUCT ATTRIBUTES. The EarthLink Spots shall be based upon such attributes of and claims made about the Software and the ELN Service as have been documented or substantiated to National's satisfaction. EarthLink shall be under a continuing obligation to provide (or cause to be provided), at As sole expense, all such documentation and substantiation as National shall determine may be necessary to facilitate compliance with all applicable laws governing the advertising and marketing of the Software and the ELN Service.

              2.8. LICENSE OF FOOTAGE. EarthLink may, without fee, incorporate footage and still images created by or for National in the course of producing the EarthLink Spots into promotional materials to be exhibited at trade shows and other promotional events. EarthLink may further edit and modify such materials as it deems necessary for such purposes, subject to National's prior approval (which shall not be unreasonably withheld or delayed). National shall cooperate with EarthLink in making available all such materials as EarthLink shall reasonably request. National shall retain all right, title and interest in all such materials (and all modifications thereof) in accordance with the provisions of Section 5.2 hereof.

     3.  CERTAIN OBLIGATIONS OF EARTHLINK.

              3.1 FULFILLMENT. EarthLink shall, at its sole expense, be responsible for all order processing, credit card processing, telemarketing, warehousing, fulfillment, customer service, and returns processing in connection with all orders for the Software and the ELN Service placed by customers who order in response to the EarthLink Spots (collectively, "National Customers"). EarthLink shall encode all copies of the Software which are distributed to National Customers with a special code identifying National as the source of the order therefor.

              3.2 TECHNICAL SUPPORT. EarthLink shall, at its sole expense, provide technical support to all end users of the Software distributed to National Customers. Such technical support shall be consistent with the support provided to existing customers of EarthLink as of the date of this Agreement.

     4.  COMPENSATION.

              4.1 FEE. EarthLink shall pay a fee to National with respect to each National Customer. Such fee shall be determined in accordance with either of the following methods, at the election of National, which shall be communicated to EarthLink in writing prior to the first airing of an EarthLink
Spot:

                   (a) ONE-TIME PAYMENT. A one-time fee of $45.00 for each National Customer who subscribes to and pays in full for the ELN Service for at least 60 days from the date of registration; or

                   (b) PERIODIC PAYMENTS. A fee equal to 7% of EarthLink's gross receipts received from each National Customer, such fee to be payable to National for a period of five years from the date on which each such National Customer registers for the ELN Service.


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NMC.5/6/96


              4.2  WARRANTS.

                   (a) WARRANTS FOR EARTHLINK SP. EarthLink shall provide National with warrants to purchase 50,000 shares of EarthLink's common stock upon EarthLink's approval of the Short Spot and warrants to purchase an additional 50,0OO shares of EarthLink's common stock upon EarthLink's approval of the Long Spot. The exercise price for all such warrants shall be $4.88 per share.

                   (b) WARRANTS FOR NATIONAL CUSTOMERS. EarthLink shall provide National with warrants to purchase one share of EarthLink common stock for each National Customer who subscribes to and pays in full for the ELN Service for at least 60 days from the date of registration, up to a maximum of warrants for 600,000 shares of EarthLink common stock. The exercise price for all such warrants shall be $4.88 per share with respect to all warrants so earned on or before December 31, 1997 and the fair market value of EarthLink's common stock, as determined by EarthLink's Board of Directors, (or, if EarthLink's common stock is publicly traded, the then-applicable 30-day average closing price thereof) with respect to all warrants so earned from and after January 1, 1998.

                   (c) OTHER TERMS OF WARRANTS. All warrants provided to National hereunder shall be in form substantially similar to warrants provided to EarthLink's Board of Directors as of the date of this Agreement; PROVIDED, however, that all such warrants shall contain antidilution provisions reasonably acceptable to National.

              4.3 RECORD KEEPING. REPORTING AND REMITTANCE. EarthLink shall maintain and retain complete and accurate records of all orders which are subject to the payment of fees and the issuance of warrants hereunder. So long as orders shall continue to be placed, and whether or not any payment of fees or issuance of warrants on such orders shall be due hereunder, EarthLink shall render to National on or before the thirtieth day following each month a true and correct accounting setting forth the following information for the preceding month: (i) total National Customers, (ii) gross receipts from National Customers, (iii) EarthLink's calculations determining the fees payable and warrants issuable on orders placed by National Customers (if any). Each such accounting shall be accompanied by the fees payable and the warrants issuable on orders so reported.

              4.4 INSPECTION AND AUDIT RIGHTS. All records required to be kept pursuant to Section 4.3 hereof shall be made available for inspection by National (or its designee) at its expense during normal business hours upon reasonable prior notice (which in any event shall not be less than five business days). National may cause such records to be audited at its expense not more than once in any twelve-month period upon five business days prior notice to EarthLink; PROVIDED, however, that if any such audit shall show underpayment of fees or underissuance of war-rants due hereunder and such underpayment exceeds by more than 5% of the total amount actually due, then EarthLink shall bear the cost -of such audit and shall promptly pay all fees and issue all warrants determined by such audit to be due.

     5.  PROPRIETARY RIGHTS.

              5.1  EARTHLINK'S INTELLECTUAL PROPERTY.

                   (a) GENERALLY. Subject to the rights granted to National hereunder, all right, title and interest (including, without limitation, all rights arising under the United States Trademark Act, 15 U.S.C. Section 1501 et seq. (the "Trademark Act"), the United States Copyright Act, 17 U.S.C. Section 101

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et seq. (the "Copyright Act"), and all other applicable laws, rules and regulations) in and to the Software, the ELN Service, EarthLink's Promotional Materials and all patents, trademarks, trade names, copyrights and trade secrets licensed to National hereunder (collectively, EarthLink's Intellectual Property), is and shall remain the sole property of EarthLink. Neither National nor any third-party shall acquire any right, title or interest in EarthLink's Intellectual Property by virtue of this Agreement or otherwise, except to the extent expressly provided herein. Any unauthorized use of EarthLink's Intellectual Property by National or any third party shall be deemed an infringement of the rights of EarthLink therein. National shall not in any way or at any time dispute or attack the validity or harm or contest the rights of EarthLink in or to any of EarthLink's Intellectual Property. National shall display such notices as may be necessary or, in EarthLink's reasonable judgment, desirable in order to preserve and protect EarthLink's proprietary rights in EarthLink's Intellectual Property.

                   (b) USE OF TRADEMARKS. National acknowledges that some of the trademarks listed on Schedule I hereto are not owned by EarthLink and therefore are being sublicensed to National hereby. The trademarks licensed or sublicensed to National pursuant to this Agreement may be used by National only in connection with advertising EarthLink, the Software and the ELN Service and as a means of identifying EarthLink and its licensors as the sources of such products and services. Such trademarks may be used only in the form and manner specified in Schedule I hereto (as such schedule may from time to time be amended), and they may not be removed or altered in any way, whether by change of color, typeface, design or otherwise. Moreover, in order to insure the proper use of all such trademarks by National under this Agreement, all proposed usages of such trademarks by National shall be submitted to EarthLink for its prior review and approval.

              5.2 NATIONAL'S INTELLECTUAL PROPERTY. All right, title and interest (including, without limitation, all rights arising under the Copyright Act, the Trademark Act and all other applicable laws, rules and regulations) in and to the entire editorial, visual, audio, and graphic content of all advertisements and promotional materials developed by National in connection with its activities under this Agreement, including, without limitation, (i) the EarthLink Spots and the performances recorded therein, (ii) all raw footage shot in the course of producing the EarthLink Spots, (iii) all trademarks developed or controlled by National, and (iv) all musical compositions included in the EarthLink Spots (collectively, "National's Intellectual Property") shall be and remain the sole property of National. Neither EarthLink nor any third party shall acquire any right, title or interest in National's Intellectual Property
- -by virtue of this Agreement or otherwise. Any unauthorized use of any of National's Intellectual Property by EarthLink or any third party shall be deemed an infringement of the rights of National therein.

     6.  SPECIAL REPRESENTATIONS, WARRANTIES AND COVENANTS OF EARTHLINK.

              6.1 REGULATORY REQUIREMENTS. EarthLink represents, warrants and covenants to National that (i) it has (or, prior to the initial airing of any EarthLink Spot, will obtain) all required governmental and regulatory approvals, licenses, permits and consents which are required to market and distribute the Software and the ELN Service within the Territory and (ii) the Software and the ELN Service are not prohibited or otherwise restricted from being marketed and used in commerce within the Territory. In the event that any modification to the Software or its labeling, packaging or instructions is or becomes necessary in order for it lawfully to be sold anywhere within the Territory, EarthLink shall cause such modification to be made at no cost to National. The foregoing shall be a continuing representation, warranty and covenant and shall remain in full force and effect and shall bind EarthLink, and its successors and assigns, throughout the term of this Agreement.

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              6.2  PROPRIETARY RIGHTS.  EarthLink represents, warrants and covenants to National that:

                   (a) EARTHLINK'S INTELLECTUAL PROPERTY. EarthLink owns or otherwise controls all right, title and interest in and to EarthLink's Intellectual Property and has all necessary licenses, clearances and other authorizations to permit the marketing and distribution of the Software and the ELN Service as contemplated herein;

                   (b) POWER AND AUTHORITY. EarthLink has all necessary power and authority to grant to National all of the rights and privileges granted pursuant to this Agreement;

                   (c) NO INFRINGEMENT. Neither the granting of the rights and privileges granted hereunder nor the exercise thereof by National in accordance with the terms of this Agreement will infringe or otherwise violate the proprietary rights of any person or entity under any patent, trademark, copyright, trade secret or otherwise; and

                   (d) NO ADVERSE CLAIMS. EarthLink (i) has not been and is not, as of the date of this Agreement, a party to any litigation enforcing or defending its rights in, to or with respect to the Software, the ELN Service or any of EarthLink's Intellectual Property, (ii) is not aware of any claims or demands made or threatened by any person or entity involving the validity of its rights in, to or with respect to the Software, the ELN Service or any of EarthLink's Intellectual Property, and (iii) is not aware of any patents, trademarks, copyrights, devices, processes, methods or other intellectual property rights owned or controlled by any third party which may infringe or be infringed by the Software, the ELN Service or any of EarthLink's Intellectual Property.

     7. SPECIAL REPRESENTATIONS, WARRANTIES AND COVENANTS OF NATIONAL. National represents, warrants and covenants to EarthLink that:

              7.1 NATIONAL'S INTELLECTUAL PROPERTY. National owns or otherwise controls (or, in the case of intellectual property not yet conceived, shall, prior to the initial airing of each EarthLink Spot, obtain) all right, title and interest in and to National's Intellectual Property and has or shall have all necessary licenses, clearances and other authorizations to use, in the manner contemplated herein, National's Intellectual Property; and

              7.2 NO INFRINGEMENT. The use by National of National's Intellectual Property as contemplated by this Agreement will not knowingly infringe or otherwise violate the proprietary rights of any person or entity under any patent trademark, copyright, trade secret or otherwise.

     8. GENERAL REPRESENTATIONS AND WARRANTIES. Each party represents and warrants to the other as follows:

              8.1 POWER AND AUTHORIZATION. It has all requisite power and authority (corporate and otherwise) to enter into this Agreement, and has duly authorized by all necessary action the execution and delivery hereof by the officer or individual whose name is signed on its behalf below.

              8.2 NO CONFLICT. Its execution and delivery of this Agreement and the performance of its obligations hereunder, do not and will not conflict with or result in a breach of or a default under its

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NMC.5/6/96

organizational instruments or any other agreement, instrument order, law-or regulation applicable to it or by which it may be bound.

              8.3 ENFORCEABILITY. This Agreement has been duly and validly executed and delivered by it and constitutes its valid and legally binding obligation, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights and except as enforcement is subject to general equitable principles

     9.  INDEMNIFICATION.

              9.1 BY NATIONAL. National shall defend, indemnify and hold harmless EarthLink, its affiliated companies and their respective officers, directors, shareholders, employees, licensees, agents, successors and assigns from and against any and all liabilities and expenses whatsoever, including, without limitation, claims, damages, judgments, awards, settlements, investigations, costs, and attorneys fees and disbursements (collectively "Claims") which any of them may incur or become obligated to pay arising out of or resulting from (i) the noncompliance of the EarthLink Spots with any applicable law, regulation or order relating to the advertisement and sale of the Software and the ELN Service, (ii) the infringement of the proprietary rights of any third party with respect to National's Intellectual Property or any television programming aired by National in connection with either of the EarthLink Spots, or (iii) the breach by National of any of its representations, warranties, covenants, obligations, agreements or duties under this Agreement.

              9.2 BY EARTHLINK. EarthLink shall defend, indemnify and hold harmless National, its affiliated companies and their respective officers, directors, shareholders, employees, licensees, agents, successors and assigns from and against any and all Claims which any of them may incur or become obligated to pay arising out of or resulting from (i) the use of the Software or the ELN Service, (ii) the infringement of the proprietary rights of any third party with respect to the Software, the ELN Service or any of EarthLink's Intellectual Property in the course of the exercise by National of -the rights granted to it under this Agreement, or (iii) the breach by EarthLink of any of its representations, warranties, covenants, obligations, agreements or duties under this Agreement.

              9.3 PROCEDURE. Promptly after learning of the occurrence of any event which may give rise to its rights under the provisions of this section, any person seeking to enforce such rights (a "Claiming Person") shall give written notice of such matter to the party against whom enforcement of such rights is sought (the "Indemnifying Party"). The Claiming Person shall cooperate with the Indemnifying Party in the negotiation, compromise and defense of any such matter. The Indemnifying Party shall be in charge of and control such negotiations, compromise and defense and shall have the right to select counsel with respect thereto, provided that the Indemnifying Party shall promptly notify the Claiming Person of all developments in the matter. In no event shall the Claiming Person compromise or settle any such matter without the prior consent of the Indemnifying Party, which shall not be bound by any such compromise or settlement absent its prior consent, which shall not be unreasonably withheld or delayed.

     10. TERM. Unless sooner terminated in accordance with the provisions of Section 1 1 hereof, this Agreement shall remain in Full force and effect for an initial term of three years, commencing as of the date hereof. Upon the expiration of such initial term (or any extension thereof), this Agreement shall automatically be extended for an additional period of one year unless, within not less than 30 and not


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NMC.5/6/96


more than 60 days before the expiration of such initial term (or any extension thereof) either party shall give the other written notice of nonextension.

     11. TERMINATION.

              11.1 TERMINATION EVENTS.

                   (a) TERMINATION UPON BREACH. Either party may terminate this Agreement upon 30 days written notice thereof to the other party upon the breach by the other party of any of its representations, warranties, covenants or agreements contained in this Agreement. Upon the expiration of such notice period, this Agreement shall terminate without the need for further action by either party; PROVIDED, however, that if the breach upon which such notice of termination is based shall have been fully cured to the reasonable satisfaction of the nonbreaching party within such 30-day period, then such notice of termination shall be deemed rescinded, and this Agreement shall be deemed reinstated and in full force and effect. Such right of termination shall be in addition to such other rights and remedies as the terminating party may have under applicable law.

                   (b) TERMINATION BY EARTHLINK UPON IMPROPER USE OF TRADEMARKS, ETC. EarthLink may terminate this Agreement upon written notice to National of the breach by National of its obligations with respect to the use and depiction of the trademarks licensed (or sublicensed) to National pursuant to this Agreement or the breach of any of the representations, warranties or covenants of National to EarthLink set forth min Section 7 hereof.

                   (c) TERMINATION BY NATIONAL UPON BREACH OF PROPRIETARY WARRANTIES, ETC. National may terminate this Agreement upon written notice to EarthLink of the breach of any of the representations, warranties or covenants of EarthLink to National set forth in Section thereof.

                   (d) TERMINATION BY NATIONAL UPON MATERIAL ADVERSE CHANGES. National may terminate this Agreement upon written notice to Earthlink upon learning of the occurrence or existence, at any time during the term hereof, of any event or circumstance which, in National's reasonable judgment, materially adversely affects National's ability to market and distribute the Software and the ELN Service. In such case, neither party shall have any claim as against the other arising from such termination (including, without limitation, any claim based on delay, lost profits, or loss of opportunity), all such claims having been deemed waived, and each party shall be free thereafter to pursue its respective business interests without regard to any of the obligations set forth in this Agreement. Notwithstanding the foregoing, if National terminates this Agreement pursuant to this Section 11.1 (d) at any time Within 180 days of the commencement of airings of the EarthLink Spots hereunder, then the warrants granted to National pursuant to Section 4.2(a) hereof shall be subject to pro rata reduction by the amount by which such period of airing is less than 180 days.

              11.2 RIGHTS AND DUTIES UPON TERMINATION.

                   (a) GENERALLY. Except as otherwise provided in Section 11.2(b) hereof, for a period of six months following the expiration or termination of this Agreement, National shall retain the rights to (i) advertise and promote the Software and the ELN Service by means of any media purchased prior to the effective date of termination and (ii) use EarthLink's
Intellectual Property in connection therewith. Notwithstanding any termination of this Agreement, National and EarthLink shall perform as

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NMC.5/6/96

though this Agreement were still in effect with respect to all existing and pending orders for the Software and the ELN Service arising from the airing of the EarthLink Spots until all such orders are filled and all requests for refunds and replacements received in connection therewith have been satisfactorily honored. Without limitation of the preceding sentence, EarthLink shall remain liable for all fees and warrants which become due pursuant to the terms of this Agreement with respect to all orders placed by National Customers following the termination of this Agreement.

                   (b) TERMINATION BASED ON NATIONAL'S MATERIAL OR INTENTIONAL BREACH. In the event that EarthLink terminates this Agreement upon a material or intentional breach hereof by National, National shall discontinue further airings of the EarthLink Spots as promptly as possible (but in no event longer than three months from the effective date of such termination).

     12. Confidentiality.

              12.1 GENERALLY. The terms of this Agreement and all customer lists, price lists, marketing plans, techniques, methods and data, sales and transaction data, media purchase and placement data, and all other nonpublic information designated by any party as being confidential or a trade secret, written (whether in machine readable form or otherwise) or unwritten, shall constitute confidential information of the disclosing party ("Confidential Information"). Each party shall hold all Confidential Information in the strictest confidence and shall protect all Confidential Information with the same degree of care that it exercises with respect to its own proprietary information. Without the prior written consent of the disclosing party, the receiving party may not use, disclose, divulge or otherwise disseminate any Confidential Information to any person or entity, except for the receiving party's attorney and such other professionals as the receiving party may retain in order for it to enforce the provisions of this Agreement.

              12.2 EXCEPTIONS. Notwithstanding Section 12.1 hereof, neither party shall have any obligations with respect to any Confidential Information which (i) is or becomes within the public domain through no act of such party in breach of this Agreement, (ii) was lawfully in the possession of such party without any restriction on use or disclosure prior to its disclosure hereunder,
(iii) is lawfully received from another source subsequent to the date of this Agreement without any restriction on use or disclosure, (iv) is disclosed by order of any court of competent jurisdiction or other governmental authority (PROVIDED in such latter case, however, that the receiving party shall timely inform the disclosing party of all such legal or governmental proceedings so that the disclosing party may attempt by appropriate legal means to limit such disclosure, and the receiving party shall further use its best efforts to limit the disclosure and maintain confidentiality to the maximum extent possible).

     13. INDEPENDENT CONTRACTOR. No party nor any of its officers, employees, agents or representatives is an employee or agent of any other party for any purpose whatsoever. Rather, each party is and shall at all times remain an independent contractor.

     14. FORCE MAJEURE. Neither EarthLink nor National shall be responsible for any delay or failure to perform any part of this Agreement to the extent that such delay or failure is caused by fire, flood, explosion, war, strike, labor unrest, riot, embargo, act of governmental, civil or military authority, accident, inability to obtain raw materials or supplies, acts or omissions of carriers, act of God, or other such contingencies beyond its control. Notice with full details of any such event shall be given to the other party as promptly as practicable after its occurrence. The affected party shall use due diligence, where

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practicable, to minimize the effects of or end any such event so as to facilitate the resumption of full performance hereunder.

     15. FURTHER ACTIONS. The parties agree to execute such additional documents and to perform all such other and further acts as may be necessary or desirable to carry out the purposes and intents of this Agreement.

     16. LICENSE OF INTELLECTUAL PROPERTY. This Agreement shall be deemed to constitute an executory contract under which EarthLink is a licensor of intellectual property, as to which National may make an election under Section 365(n) of the United States Bankruptcy Code, 11 U.S.C. Sec. 365(n).

     17.  MISCELLANEOUS.

          17.1 NOTICES. All notices, requests, instructions, consents and other communications to be given pursuant to this Agreement shall be in writing and shall be deemed received (i) on the same day if delivered in person, by same-day courier or by telegraph, telex or facsimile transmission, (ii) on the next day if delivered by overnight mail or courier, or (iii) on the date indicated on the return receipt, or if there is no such receipt, on the third calendar day (excluding Sundays) if delivered by certified or registered mail, postage prepaid, to the party for whom intended to the following addresses:

     If to EarthLink:

          EarthLink Network, Inc.
          3100 New York Drive
          Pasadena, CA  91107
          Attention:  Garry Betty
          FAX:  818/296-4161

     If to National:

          National Media Corporation
          1700 Walnut Street
          Philadelphia, PA  19103-6013
          Attention:  Marshall A. Fleisher, Esq.
          FAX:  215/772-5173

     Each party may by written notice given to the other in accordance with this Agreement change the address to which notices to such party are to be delivered.

          17.2 ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether written or oral, between them with respect to the subject matter hereof.

          17.3 AMENDMENT. No amendment of this Agreement shall be effective unless embodied in a written instrument executed by all of the parties.

          17.4 WAIVER OF BREACH. The failure of any party hereto at any time to enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any provisions hereof or the right of any party hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party against whom or which enforcement of such waiver is sought; and no waiver of any such breach shall be construed or deemed to be a waiver of any other or subsequent breach.

          17.5 ASSIGNABILITY. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns; PROVIDED, however, except as otherwise expressly permitted hereunder, no party hereto may assign this Agreement or any rights hereunder to any person or entity without the prior written consent of the other party, and any attempted assignment without such consent shall be void. Notwithstanding the foregoing, it is understood and agreed that National may exercise its rights and perform its obligations hereunder through any existing or future subsidiary under its control.

          17.6 GOVERNING LAW: JURISDICTION. This Agreement shall be governed by and construed in accordance with the integral substantive and procedural laws of the Commonwealth of Pennsylvania without regard to conflict of laws principles. The parties consent to the personal jurisdiction and venue of the Court of Common Pleas of Philadelphia County (Pennsylvania) and the United States District Court for the Eastern District of Pennsylvania and further consent that any process, notice of motion or other application to either such court or a judge thereof may be served outside the Commonwealth of Pennsylvania by registered or certified mail or by personal service, provided that a reasonable time for appearance is allowed.

          17.7 SEVERABILITY. All the provisions of this Agreement are intended to be distinct and severable. If any provision of this Agreement is or is declared to be invalid or unenforceable in any jurisdiction, it shall be ineffective in such jurisdiction only to the extent of such invalidity or unenforceability. Such invalidity or unenforceability shall not affect either the balance of such provision, to the extent it is not invalid or unenforceable, or the remaining provisions hereof, nor render invalid or unenforceable such provision in any other jurisdiction.

          17.8 SURVIVAL. The provisions of Sections 4 (compensation) 6 (special representations, warranties and covenants of EarthLink), 7 (special representations, warranties and covenants of National), 9 (indemnification),
11.2 (rights upon termination), 12 (confidentiality) and 17.6 (governing law; jurisdiction) shall survive the termination of this Agreement.

          17.9 HEADINGS AND COUNTERPARTS. The headings of sections and subsections have been included for convenience only and shall not be considered in interpreting this Agreement. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same Agreement. This Agreement may be executed and delivered via electronic facsimile transmission with the same force and effect as if it were executed and delivered by the parties simultaneously in the presence of one another.

NMC.5/6/96


     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the date first written above.

Attest:                                EARTHLINK NETWORK, INC


By:                                    By: /s/ Charles G. Betty
    -----------------------------          --------------------------------
Title:                                 Title:  President
       --------------------------              ----------------------------


Attest:                                NATIONAL MEDIA CORPORATION


By:   /s/ Marshall A. Fleisher         By:   /s/ Constantinos I. Costalas,
    -----------------------------          --------------------------------
    Marshall A. Fleisher,                  Constantinos I. Costalas,
    Secretary                              Vice Chairman

NMC.5/6/96

                                   SCHEDULE I

      TRADEMARKS, TRADE NAMES AND OTHER PRODUCT AND PROPRIETARY IDENTIFIERS

Marks
- -----

1. EarthLink Network-Registered Trademark-
2. TotalAccess-Trademark-
3. Netscape-Registered Trademark-
4. Netscape Navigator-Trademark-
5. Qualcomm's Eudora-Light-Registered Trademark-

Attributions
- ------------

- - EarthLink Network-Registered Trademark- and TotalAccess-Trademark- are trademarks of EarthLink Network, Inc.

- - Navigator-Trademark- is a trademark of Netscape-Registered Trademark-Communications Corporation.

- - Netscape-Registered Trademark- is a registered trademark of Netscape-Registered Trademark- Communications Corporation.

- - Eudora-Light-Registered Trademark- is a registered trademark of the University of Illinois Board of Trustees, licensed to Qualcomm Incorporated.

- - [See attached for Logo-and Trademark Usage Guidelines for Netscape Navigator-Registered Trademark-]

[NETSCAPE-LOGO]
                         NETSCAPE NAVIGATOR-TM- INCLUDED

                       LOGO AND TRADEMARK USAGE GUIDELINES

- -------------------------------------------------------------------------------

[NETSCAPE NAVIGATOR-LOGO]

1.   QUALIFICATION

          THE NETSCAPE NAVIGATOR INCLUDED LOGO MAY ONLY BE USED BY LICENSED THIRD PARTIES (OEM'S) TO INDICATE THAT NETSCAPE NAVIGATOR-TM- SOFTWARE IS INCLUDED IN AN OEM'S BRANDED PRODUCT. THE USAGE OF THE LOGO MUST COMPLY WITH ALL OF THESE GUIDELINES. NO USE OF THE LOGO SHOULD IMPLY THAT NETSCAPE COMMUNICATIONS EITHER WARRANTS OR SUPPORTS THE OEM BRANDED PRODUCT.

2.   REQUIRED USAGE OF THE "NETSCAPE NAVIGATOR-TM- INCLUDED" LOGO

       A. IN PRODUCT PACKAGING

          PLACEMENT: The logo must appear on the front of the product package. The logo may appear on the spine and/or back of the product package. The logo must be placed on a high contrast background and must stand-alone in making a commercial impression. The logo must not touch or overlap any other logo on the packaging.

          SIZE: The N-graphic portion of Netscape Navigator Included logo must be at least 3/4" on each side. Always size the logo proportionally based on the size of the N-graphic.

          For CD-ROMs and CD-ROM jewel case size packaging, the minimum size of the N-graphic portion of Netscape Navigator Included logo must be at least 1/2" on each side.

          The logo may be no larger than the OEM brand or product name or logo on the package. The N-graphic portion of the logo may never exceed 1 1/2" on each side.

       B. IN PRINT, ONLINE, AND BROADCAST ADVERTISING AND DIRECT MAIL:

          PLACEMENT: The logo must be on a high contrast background and stand-alone in making a commercial impression. The logo must not touch or overlap any other logo on the advertisement. In print advertising and direct mail, the logo must appear in every viewing plane (i.e. page, spread or gatefold) of the ad. In broadcast advertising, the logo must be on screen for at least 5 seconds and totally within the title-safe screen area.

          SIZE: For all print applications, the N-graphic portion of Netscape Navigator Included logo must be at least 3/4". The logo may be no larger than the OEM brand or product name or logo in the printed material. In addition, the graphic portion of the logo may never exceed 1 1/2" on each side.

          For all broadcast applications, the logo must be a minimum of 15% of the title safe area. The logo may be no larger than the OEM brand or product name or logo in the broadcast advertisement.

          For all online advertising, the N-graphic portion of Netscape Navigator Included logo must be at least 30 pixels on each side and must link to the Netscape site at this URL: "www.netscape.com"

3.   OPTIONAL USAGE:  IN PRODUCT BROCHURES AND OTHER COLLATERAL:

          PLACEMENT: The logo must be displayed on the first page of all brochures and on the cover of all manuals and bound collateral. The logo must be on a high contrast background and stand-alone in making a commercial impression.

          SIZE: The N-graphic portion of Netscape Navigator Included logo must be at least 3/4". The logo may be no larger than the OEM brand or product name or logo. In addition, the N-graphic portion of the logo may never exceed 1 1/2" on each side. The logo may be no larger than the OEM brand or product name or logo in the collateral.

4.   ALTERING OF THE LOGO

          The logo may only be reproduced directly from the diskette, provided by Netscape in this kit. It may not be altered in color, shape, font, proportion or in any other manner. The logo may be increased in size, but only in whole and in proportion to the original.

5.   TRADEMARK CREDIT:

          In all usage the Netscape Navigator Included logo should always be identified as a trademark of Netscape Communications Corporation with the following credit line: NETSCAPE NAVIGATOR AND THE NETSCAPE NAVIGATOR INCLUDED LOGO ARE TRADEMARKS OF NETSCAPE COMMUNICATIONS.

6. STANDARDS AND QUALITY: The Netscape Navigator Included logo must be displayed in a positive manner. The logo may not depict Netscape in any negative way.

- --------------------------------------------------------------------------------

NETSCAPE NAVIGATOR-TM- NAME USAGE GUIDELINES

     THESE GUIDELINES APPLY TO PRINTED COLLATERAL, ADVERTISING, POINT OF SALE MATERIAL, RETAIL PACKAGING, ALL ON-LINE COMMUNICATIONS, ICONS AND ALL OTHER MEDIA.

          The OEM must always represent the product as "Including", "containing" or "with" Netscape Navigator software.

          The OEM must brand the product as their own. The words "Netscape" or "Netscape Navigator" may NOT appear in the product or brand name.

               EXAMPLES OF CORRECT USAGE:

                    XYZ Online Kit containing Netscape Navigator-TM- Internet
                      client.
                    ABC internet Suite with Netscape Navigator-TM- software,
                      Smallmail e-mail and MyStack software.
                    123 Company's Family Internet Fun-pak.  Netscape Navigator
                      Internet client included.

               EXAMPLES OF INCORRECT USAGE:

                    XYZ Netscape Browser
                    The Netscape Navigator from ABC Company
                    123 Internet Navigator
                    ABC Netscape Navigator

          The words "Netscape Navigator" should always be used together to represent the Internet client product supplied by Netscape. Never use the term, Netscape, Mozilla or Mosaic to refer to the Netscape Navigator product.

          The Netscape Navigator name should always be used as a adjective followed by an appropriate noun. Appropriate nouns are: Internet client and software. Browser is NOT an appropriate noun. Never use Netscape or Netscape Navigator as a verb or noun.

               EXAMPLES OF CORRECT USAGE:

                    "...includes the Netscape Navigator-TM- Internet client." "...with Netscape Navigator-TM- software, you can view..."

               EXAMPLES OF INCORRECT USAGE:

                    "Includes the Netscape browser..."
                    "with Navigator, you can view..."
                    "Includes Netscape's Mosaic-like Navigator..." "Just use Netscape to view this..."
                    "You can Netscape from your home PC..."

          FONT SIZE: In all media, the size of the font of the words Netscape Navigator should be no larger than the font of the brand or product name of the OEM product.

          SUPPORT: The OEM may NOT indicate in any way that the product is supported or warranted directly by Netscape Communications Corporation.

          TRADEMARK CREDIT: Netscape Navigator software should always be identified as a trademark of Netscape Communications Corporation with the following credit line: NETSCAPE NAVIGATOR IS A TRADEMARK OF NETSCAPE COMMUNICATIONS.

          STANDARDS AND QUALITY: The Netscape Navigator name must be used in a positive manner. The name may not depict Netscape in any negative way.